EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-131904 on Form S-8 of our report dated March 22, 2006 related to the consolidated financial statements of Global Cash Access Holdings, Inc. and subsidiaries appearing in this Annual Report on
Form 10-K of Global Cash Access Holdings, Inc.
/s/   Deloitte & Touche LLP
Las Vegas, Nevada
March 22, 2006